Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Announces Executive Management Changes
to Expand Focus on Growth

HENDERSON, Nev., March 29, 2021 — Research Solutions, Inc. (NASDAQ: RSSS), a pioneer in providing cloud-based workflow solutions for R&D driven organizations, announced today that Peter Derycz transitioned to Executive Chairman and Chairman of the Board, effective March 29, 2021. Roy W. Olivier, will serve as Interim President and Chief Executive Officer while the Board of Directors conducts a search for a permanent replacement.

Mr. Derycz, who founded the Company in 2006, will remain highly involved in strategy, product development and business development in his role as Executive Chairman and Chairman of the Board. John Regazzi will step down from his current role as the Chairman of the Board but will continue to serve as the Lead Independent Director.

“I look forward to my new role as Executive Chairman,” said Mr. Derycz. “With the pivot to building a Platform product complete, this shift allows me to focus on the portion of the business I have always had a passion for while allowing Roy to focus on the growth of the business. Roy has been beneficial to the overall strategy of the Company during his time on our Board, and his background and first-hand expertise in acquisitions and SaaS companies is a perfect match for the Company as it transitions into this next phase.”

“Having served on the Board for the past two years, I have witnessed the Company pivot to the Platform model,” said Mr. Olivier. “Serving in this interim role provides an opportunity to utilize my past operational and business development experience to drive new avenues of growth. I will also help lead the Company’s M&A efforts in evaluating the significant pipeline that has been identified by the team. The continued goal of delivering long-term value to our shareholders remains unchanged.”

Mr. Olivier joined the Board in 2018. Previously, he served as president, CEO, and board member of ARI Network Services (formerly NASDAQ: ARIS), a provider of an award-winning suite of SaaS tools and marketing services. During Mr. Olivier’s tenure as CEO of ARI he grew the business from less than 80 employees to over 1,200 and revenues from under $15M to over $100M. Prior to that, he served in various capacities including as VP of sales and marketing for ProQuest Media Solutions (now Snap-on Inc.), a business he founded in 1993 and sold to ProQuest in 2000. He previously held executive and managerial positions with other companies in the telecommunications and computer industries, including Multicom Publishing, Tandy Corporation, BusinessLand and PacTel.

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) is a pioneer in providing seamless access to scientific research, and simplifies how organizations and individual researchers discover, acquire, and manage scholarly journal articles, book chapters and other content in scientific, technical, and medical (STM) research. More than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, a cloud-based SaaS research platform, for simplified and lowest cost access to the latest scientific research and data. Featuring an ecosystem of app-like Gadgets for a personalized research experience, Article Galaxy offers individual as well as enterprise plans, coupled with unparalleled, 24/7 customer support. For more information and details, please visit www.researchsolutions.com and www.reprintsdesk.com

Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding the Company’s next operational phase, new avenues of growth and potential M&A activity. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Contact

Steven Hooser or John Beisler

Three Part Advisors

shooser@threepa.com

jbeisler@threepa.com

(214) 872-2710

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10624 S. Eastern Ave.,, Henderson, NV 89052 – USA | P: +1 (310) 477-0354 F: +1 (323) 375-1576 | www.reprintsdesk.com